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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of RSA Security Inc. (the "Registrant") on Form S-8 of our report dated March 13, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards Nos. 141 and 142) appearing in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 4, 2002